UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

PRE-EFFECTIVE AMENDMENT NO. 2 TO
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PASSPORT ARTS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

5960
(Primary Standard Industrial Classification Code Number)

90-0529190
(I.R.S. Employer Identification Number)

5147 Mountain Sights
Montreal, Quebec H3W 2Y1
Canada
Telephone: (514) 961-0140
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

The Corporation Trust Company of Nevada
6100 Neil Road, Suite 500
Reno, NV 89511
Telephone: (775) 688-3061
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications To:
Clark Wilson LLP
Barristers and Solicitors
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2),(3)	Proposed Maximum Aggregate Offering Price(2),(3)	Amount of Registration Fee
Common Stock to be offered for resale by selling stockholders	533,500	$0.30	$160,050	$8.93

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)

The selling stockholders may sell their shares of the registrant’s common stock at a fixed price of $0.30 per share until shares of the registrant’s common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. The registrant’s common stock is presently not traded on the market or securities exchange, and the registrant has not applied for listing or quotation on any public market.

(3)	Estimated in accordance with Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated ______________, 2009

Prospectus

533,500 Shares

PASSPORT ARTS INC.

Common Stock
_________________________________

The selling stockholders identified in this prospectus may offer and sell up to 533,500 shares of our common stock. The shares were acquired by the selling stockholders directly from our company in private placement offerings that were exempt from the registration requirements of the Securities Act of 1933.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.30 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange. The purchaser in this offering may be receiving an illiquid security.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

Asbed Palakian, our president, chief executive officer, secretary, treasurer, and one of our directors, owns and will continue to own after the offering the majority of the issued and outstanding shares of our common stock allowing him control of our company.

Our independent auditors have issued a going concern opinion.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2009.

As used in this prospectus, the terms “we”, “us”, and “our” refer to Passport Arts Inc., a Nevada corporation, and/or its wholly-owned subsidiary, Passport Arts Inc., a Quebec corporation, as the context may require. All dollar amounts refer to United States dollars unless otherwise indicated.

Prospectus Summary

Our Business

We were incorporated in the state of Nevada on December 2, 2008. Our wholly-owned subsidiary, Passport Arts Inc., was incorporated in the province of Quebec, Canada on December 10, 2008.

We are in the business of selling artworks through the Internet. We showcase artworks in an online gallery located at passportarts.com, which was launched in July 2009. We procure artworks from emerging artists working primarily in the Caucasus and Central Asia for sales in developed art markets like the United States, the United Kingdom, Europe, and Canada and, in future expansion, developing art markets including Russia and China. Through our subsidiary, Passport Arts Inc., incorporated in the province of Quebec, Canada, we operate our primary sales vehicle, passportarts.com, and provide artists from underrepresented countries of the art world a high-profile, cost-efficient means to transact with art collectors worldwide.

From December 2, 2008 (date of inception) to August 31, 2009, we generated revenues of $2,516, incurred expenses of $37,423, and had a net loss of $36,324. We generate our revenues from the sale of artworks through our website, passportarts.com. As at August 31, 2009, we had total assets of $18,577, including cash of $16,577.

We are a development stage company. We require funds to enable us to address our minimum current and ongoing expenses. Presently, our revenue is not sufficient to meet our operating and capital expenses. Management projects that we may require an additional $55,600 to fund our operating expenditures for the next twelve month period.

Our principal executive offices are located at 5147 Mountain Sights, Montreal, Quebec H3W 2Y1, Canada. Our telephone number is (514) 961-0140.

Because we are in the development stage and are yet to attain profitable operations, in their report on our financial statements for the period from December 2, 2008 (date of inception) to August 31, 2009, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 533,500 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement offerings, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.30 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has it ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange.

Number of Shares Outstanding

There were 3,893,600 shares of our common stock issued and outstanding as at December 22, 2009.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

Summary of Financial Data

The following information represents selected audited financial information for our company for the period from December 2, 2008 (date of inception) to August 31, 2009. The summarized financial information presented below is derived from and should be read in conjunction with our audited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 40 of this prospectus.

Statements of Operations Data	From December 2, 2008 (Date of Inception) to August 31, 2009
Revenue	$2,516
Expenses	$37,423
Net Loss	$36,324
Basic and Diluted Net Loss Per Share	$0.03

Balance Sheets Data	As At August 31, 2009
Cash	$16,577
Working Capital Deficit	$21,299
Total Assets	$18,577
Total Liabilities	$39,876
Total Stockholders’ Deficit	$21,299
Accumulated Deficit	$36,324

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Associated with Our Financial Condition

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $36,324 for the period from December 2, 2008 (date of inception) to August 31, 2009. On August 31, 2009, we had cash of $16,577. Because we are in the development stage and are yet to attain profitable operations, in their report on our financial statements for the period from December 2, 2008 (date of inception) to August 31, 2009, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is depending upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We have not generated significant revenues since our inception on December 2, 2008. Since we only recently commenced business operations, we will, in all likelihood, continue to incur operating expenses without significant revenues for the foreseeable future. We cannot assure that we will be able to generate enough interest in our artworks. If we cannot attract a significant customer base, we will not be able to generate any significant revenues or income. In addition, if we are unable to establish and generate significant revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our commons stock.

We do not have sufficient cash on hand to satisfy all of our cash requirements for the next 12 months and we do not anticipate that we will generate sufficient funds from operations to satisfy all of our cash requirements for the next 12 months.

We anticipate that our cash on hand and the revenue that we anticipate generating going forward from our operations will not be sufficient to satisfy all of our cash requirements for the next twelve month period. Our primary source of funds has been loans from Asbed Palakian, our president, chief executive officer, secretary, treasurer, and one of our directors, and from the sale of our common stock. Mr. Palakian has not committed to provide additional financing to our company and we do not currently have any arrangement for financing from any other sources. For the short term, we intend to fund our operations and capital expenditures from limited cash flow and our cash on hand.

Management anticipates that our capital resources are insufficient to cover costs for the next 12 month period. As a result, we anticipate we will have to raise additional funds for the continued development of our business and the marketing of our products. Such additional funds may be raised through the sale of additional stock, stockholder and director advances and/or commercial borrowing. There can be no assurance that a financing will continue to be available if necessary to meet these continuing development costs or, if the financing is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

Risks Associated with Our Business

Our limited operating history makes evaluation of our business difficult.

We were incorporated in the state of Nevada on December 2, 2008 and our wholly-owned subsidiary, Passport Arts Inc., was incorporated in the province of Quebec, Canada on December 10, 2008. Our limited operating history makes it difficult to evaluate our business and prospects. We have encountered, and expect to continue to encounter, many of the difficulties and uncertainties frequently encountered by early stage companies, including limited capital, insufficient customer base, and limited inventory resulting in delays in implementing effective marketing strategies, inability to gain customer acceptance of our products and inability to attract new artists to provide inventory for our business. We cannot be certain that we will successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer and/or we may be unable to stay in business.

We currently depend on a limited number of third parties for procuring artworks, therefore, if they do not perform, we may not be able to complete orders effectively.

We rely on third parties to supply artworks and fulfil and ship orders. Currently, the sales of the artworks from Seven Arts account for approximately 65% of our total sales, while the sales of the prints of Vasgen Degirmentas’s photographs account for approximately 35% of our total sales. If our existing relationship with Seven Arts Ltd. or Vasgen Degirmentas deteriorates or is terminated in the future, and we are not successful in establishing a relationship with an alternative supplier at prices and products currently offered by Seven Arts Ltd. or Vasgen Degirmentas, our results of operations could be adversely affected. In addition, a significant decline in the financial condition of Seven Arts Ltd. or Vasgen Degirmentas, a material rise in their prices or a reduction in the number of products currently available from them could adversely affect our results of operations.

To generate the significant customer traffic, volume of purchases and repeat purchases that we believe are crucial to obtaining sufficient revenues, we must develop and maintain customer trust in the timing and accuracy of our product deliveries. If for any reason any of these providers fails to perform, we may not be able to service our customers and thereby may lose customers or damage our reputation. In addition, the success of our business requires that we establish relationships with art professionals in strategic regions around the world who can, through their expertise, source and nurture relationships with artists to develop our business. If we are unable to establish such relationships, we may be unable to procure artworks or on terms acceptable to us, and our business may fail. Currently, our online marketing and sales agreements with Seven Arts Ltd. and Mr. Degirmentas are the only relationships that we have established for procuring artworks.

Our executive officers devote only part time efforts to our business which may not be sufficient to successfully develop our business.

The amount of time which each of our executive officers devote to our business is limited. Asbed Palakian, our president and chief executive officer, and Hasmik Ginoyan, our vice-president, procurement, currently devote approximately 40% and 30%, respectively, of their working time to our company. All of our executive officers have other business interests. While we expect them to increase the percentage of the working time they devote to our company if our operations increase, the amount of time which they devote to our business may not be sufficient to fully develop our business.

Our executive officers have potential conflict of interests with our company and we have no agreements with our executive officers as to how they allocate either their time to our company or how they handle corporate opportunities.

Potential conflicts of interest exist between our company and our executive officers including, among other things, time, effort, and corporate opportunity involved with participating in the business entities other than our company. Effective January 20, 2009, we entered into an online marketing and sales agreement with Seven Arts Ltd. Seven Arts is owned and controlled by Hasmik Ginoyan, our vice-president, procurement. On December 15, 2008, we entered into an office rental agreement with Lumisculpt Productions Inc., a company of which Asbed Palakian is the founder and principal. For more information regarding our transactions with these other business entities in which our executive officers participate, please see “Transactions with Related Persons, Promoters, and Certain Control Persons, and Corporate Governance.” We have no agreements with our executive officers as to how they allocate either their time to our company or how they handle corporate opportunities. As a result, we may be unable to implement our plan and our business might ultimately fail.

Customers may not adopt the Internet as a way of buying artworks, which would prevent us from becoming profitable.

If we do not attract and retain a high volume of online customers to our website at a reasonable cost, our business will not succeed. We may not be able to convert a large number of customers from traditional shopping methods to online shopping for artworks and as a result may never achieve widespread customer acceptance of shopping for artworks online. Specifically, customers may not wish to change the way they purchase artworks and may feel it is necessary to view the actual artworks rather than pictures before purchasing them. In addition, customers may not be willing to make orders online due to perceived security issues or pricing that does not meet customer expectations. As a result we may never drive sufficient revenues from our operations in order to become a profitable enterprise.

We may not be able to compete effectively against other companies that have existed for a longer period and have greater financial resources.

We compete in a market that is highly competitive and expect competition to intensify in the future. We currently or potentially compete with a variety of companies, both the traditional brick-and-mortar galleries and online art dealers including auction sites such as eBay. Many of our competitors have significantly greater financial, technical, and marketing resources. Those that have established a presence on the Internet have already begun to establish a customer base and their brand. Many of these companies have existed for a longer period, have greater financial resources, and have established marketing relationships with leading manufacturers, strategic partners, and advertisers, and have secured greater presence in distribution channels. We believe there are also numerous other smaller entrepreneurial companies that are focusing on developing websites to market and sell artworks on the Internet that will compete directly with our website. We may not be able to compete successfully against these competitors. If we are unable to effectively compete in the art industry, our results would be negatively affected, we may be unable to implement our plan and our business might ultimately fail.

Any significant economic downturn or any future changes in consumer spending habits could have a material adverse effect on our financial condition and results of operations.

Demand for artworks is affected by the general economic conditions in the United States and Canada. When economic conditions are favorable and discretionary income increases, purchases of non-essential items like artworks generally increase. When economic conditions are less favorable, sales of artworks are generally lower. In addition, we may experience more competitive pricing pressure during economic downturns. Therefore, any significant economic downturn or any future changes in consumer spending habits could have a material adverse effect on our financial condition and results of operations.

If the United States dollars gain significantly in value against the foreign currencies, our artworks could become prohibitively expensive for the customers outside the United States resulting in lower sales and revenues.

All transactions on our website are in United States dollars. Because our clientele is based around the world, the relationship between their currency and United States dollar is an influencing factor on our future sales. If the United States dollar gains significantly in value against the foreign currencies, then our artworks could become prohibitively expensive for the customers outside the United States resulting in lower sales and revenues. A significant increase in the value of the United States dollars relative to the value of the foreign currencies may force us to reduce our pricing in order to maintain our competitiveness. Such reduction in our pricing could reduce our profit margin, adversely affecting our results of operations and financial condition.

The inability to respond quickly to market changes could have a material adverse effect on our financial condition and results of operations.

The markets for our products are subject to changing customer tastes and the need to create and market new products. Demand for artworks is influenced by the popularity of certain themes, cultural and demographic trends, marketing and advertising expenditures and general economic conditions. Because these factors can change rapidly, customer demand also can shift quickly. The changes in customer tastes are likely to affect the markets for our products significantly because of our limited selection of artworks. Currently, we depend on only Seven Arts Ltd. or artists with whom Seven Arts Ltd. contracts, or Vasgen Degirmentas for procuring artworks. Even if we introduce new products from other sources, the success of new product introductions depends on various factors, including product selection and quality, sales and marketing efforts, timely production and delivery and customer acceptance. We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market. If we were to materially misjudge the market, certain of our artworks may remain unsold. The inability to respond quickly to market changes could have a material adverse effect on our financial condition and results of operations.

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you may lose your investment.

We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive liability or property insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

We may be subject to intellectual property rights claims in the future, which may be costly to defend, could require the payment of damages and could limit our ability to use certain intellectual properties in the future.

Our trademark and other intellectual property rights are important assets to us. Even though we intend to register “Passport Arts” as a trademark in Canada, we may not be able to register it as our trademark. Even if we register it as our trademark, the protections provided by such trademark may not be adequate to prevent our competitors from misappropriating our trademark. Large internet-based companies and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our intellectual properties may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing opportunities, require disputed rights to be licensed from others, or require us to cease the marketing or use of our website, any of which could have a material adverse effect on our business, operating results and financial condition.

We may have liabilities to affiliated or unaffiliated third parties incurred in the regular course of our business.

As we conduct business, we become subject to the risk of litigation from customers, employees, suppliers or other third parties. Although the majority of artists from whom we procure artworks do not have direct agreements with our company, the artists may be forced to sue us if they are unable to get restitution from Seven Arts—for example if Seven Arts is in default of payment to the artists or makes any misrepresentation. Litigation could cause us to incur substantial expenses and, negative outcomes of any such litigation could add to our operating costs which would reduce the available cash from which we could fund our ongoing business operations and take management time away from running the business.

Our technical systems are vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

As an internet-based company conducting all sales through our website, a disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations are vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our customers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate information or disrupt our operations. If we fail to address these issues in a timely manner, we may lose the confidence of our customers, and our revenue may decline and our business could suffer.

We rely on an outside firm to host our server, and a failure of service by this provider could adversely affect our business and reputation.

We rely upon a third party provider to host our main server. In the event that this provider experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer server ourselves. We may also be limited in our remedies against this provider in the event of a failure of service. A failure or limitation of service or available capacity by this third party provider could adversely affect our business and reputation.

Due to the international nature of our business, political or economic changes in the countries in which we do our business could harm our future sales, expenses, operations and financial condition.

Initially we are focusing procurement of artworks from the countries of the Caucasus: Armenia, Georgia, Nagorno-Karabakh, and the Black Sea region of Russia. As in any emerging market, these countries are subject to greater risks than more developed markets, including in some cases significant legal, economic and political risks. Our future sales, costs, expenses could be adversely affected by various factors affecting our business in those countries, including:

  changes in a country’s or region’s political or economic conditions;

  changes in foreign currency exchange rates and inflation or deflation;

  the closing of borders or other trade restrictions imposed by foreign countries relating the imports and exports of the artworks; and

  potentially negative consequences from changes in regulatory requirements.

For example, if export taxes are suddenly increased in one of the countries we procure our artworks from making the price prohibitive or a decision was made by a government banning cultural treasures such as artworks to be exported from the country, this would negatively impact our business. We cannot predict what economic, political, legal or other changes may occur in those emerging markets, but such changes could adversely affect our ability to carry out our business in those countries. In addition, following the end of the Soviet Union, Georgia, Azerbaijan and Armenia became independent in 1991. The Caucasus region is subject to various territorial disputes since the collapse of the Soviet Union, leading to the Nagorno-Karabakh War (1988–1994), the Ossetian-Ingush conflict (1989-1991), the War in Abkhazia (1992–1993), the First Chechen War (1994–1996), the Second Chechen War (1999–present), and the 2008 South Ossetia War.

Risks Associated with Our Company

Our senior management has never managed a public company.

The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. There can be no assurance that our senior management will be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. Further, this could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

The loss of the services of our executive officers would disrupt our operations and interfere with our ability to compete.

We depend upon the continued contributions of our executive officers. We only have two employees, our president, chief executive officer, secretary, treasurer, and one of our directors, Asbed Palakian, and our vice-president, procurement, Hasmik Ginoyan. They handle all of the responsibilities in the area of corporate administration and business development. We do not carry key person life insurance on any of their lives and the loss of services of any of these individuals could disrupt our operations and interfere with our ability to compete with others.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or any of our directors or officers.

Because Asbed Palakian, our president, chief executive officer, secretary, treasurer, and one of our directors, controls a large percentage of our common stock, he has the ability to influence matters affecting our stockholders.

Asbed Palakian, our president, chief executive officer, secretary, treasurer, and one of our directors, beneficially owns 74.2% of the issued and outstanding shares of our common stock. As a result, he has the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because he controls such shares, investors will find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by Mr. Palakian could result in management making decisions that are in his best interest and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Risks Associated with Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock and we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

Since our common stock has never been traded and, if a market ever develops for our common stock, the price of our common stock is likely to be highly volatile and may decline after the offering. If this happens, investors may have difficulty selling their shares and may not be able to sell their shares at all.

If an active trading market for our common stock does develop, the market price of our common stock is likely to be highly volatile. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

  variations in our quarterly operating results;

  changes in market valuations of similar companies;

  announcements by us or our competitors of significant new products; and,

  the loss of key management.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of development stage companies and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. The selling stockholders may resell up to approximately 13.7% of the issued and outstanding shares of our common stock when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Because we can issue additional shares of our common stock or preferred stock, purchasers of our common stock may experience dilution in their ownership of our company in the future.

We are authorized to issue up to 100,000,000 shares of common stock and 100,000,000 shares of preferred stock. As of December 22, 2009, there were 3,893,600 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock or preferred stock without the consent of any of our stockholders. Consequently, our stockholders may experience dilution in their ownership of our company in the future.

We do not intend to pay any dividends on our common stock in the foreseeable future.

We do not currently anticipate declaring and paying dividends to our stockholders in the foreseeable future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. We currently have no material revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of shares of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, which currently do not intend to pay any dividends on shares of our common stock for the foreseeable future.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” beginning on page 4 of this prospectus, that may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The Offering

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 533,500 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement offerings, which were exempt from the registration requirements of the Securities Act of 1933.

On April 23, 2009, we issued 18,500 shares of our common stock to 32 of the selling stockholders at a price of $0.25 per share for gross proceeds of $4,625 in offshore transactions relying on Rule 903 of Regulation S of the Securities Act of 1933. Each selling stockholder represented that he or she was not a “U.S. person” as that term is defined in Regulation S.

On February 7, 2009, we issued 725,000 shares of our common stock to six of the selling stockholders at a price of $0.01 per share for gross proceeds of $7,250 in offshore transactions relying on Rule 903 of Regulation S of the Securities Act of 1933. Each selling stockholder represented that he or she was not a “U.S. person” as that term is defined in Regulation S. Only 515,000 shares out of these 725,000 shares of our common stock are being offered pursuant to this prospectus.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.30 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. However, we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All expenses for the prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

None of the selling stockholders have agreed to contribute additional capital to fund the offering expenses. There is no agreement that obligate our company or the selling stockholders to pay the offering expenses.

Determination of Offering Price

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.30 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange. The offering price of $0.30 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

The shares being offered pursuant to this prospectus are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of the shares of our common stock issued to them. Because the selling stockholders may offer all or only some portion of the 533,500 shares of common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his or her shares of our common stock being offered in the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock by the selling stockholders as of December 22, 2009 and the number of shares of our common stock being offered pursuant to this prospectus. The selling stockholders have sole voting and investment powers over their shares.

Other than the relationships described below, none of the selling stockholders has had any position or office, or other material relationship with our company or any of our affiliates within the past three years.

All of the selling stockholders are family members, close personal friends or business associates of Asbed Palakian, our president, chief executive officer, and one of our directors, and Constantina Kefallinos, one of our directors, and such individuals contacted each of the selling stockholders on an individual basis.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned By the Selling Stockholder Before the Offering(1)	Total Shares Offered in the Offering	Number of Shares To Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2),(3)
Azaduhi Sedefci(4)	75,000	75,000	Nil	0%
Silva Sirupioglu(4)	25,000	25,000	Nil	0%
Hrant Isbeceryan(4)	190,000	190,000	Nil	0%
Yeranouhi Hakeoyan Palakian(4),(6)	100,000	100,000	Nil	0%
Karnoue Kaprielian(4), (7)	100,000	100,000	Nil	0%
Taline Arslanyan(4)	25,000	25,000	Nil	0%
Garo Sivasli(5)	400	400	Nil	0%
Linda Sirupioglu(5)	400	400	Nil	0%
Tony Lavranos(5)	400	400	Nil	0%
Serkis Magden(5)	400	400	Nil	0%
J.C. Billig(5)	400	400	Nil	0%
Pierre Martineau(5)	2,000	2,000	Nil	0%
Vartiter Doghramadjian(5)	400	400	Nil	0%
Harutyun H. Migirdic(5)	400	400	Nil	0%
Anahit Glamyan(5)	800	800	Nil	0%
Maro Manavian(5)	400	400	Nil	0%
Artin Sirupioglu(5)	400	400	Nil	0%
Hayg Fazliyan(5)	800	800	Nil	0%
Sona Demirjian(5)	400	400	Nil	0%
Arto Demirjian(5)	400	400	Nil	0%
Wartkes Ohanian(5)	1,200	1,200	Nil	0%
Servart Kirakossian(5)	520	520	Nil	0%
Victor Sandrasagra(5)	480	480	Nil	0%
Andrew Stepancic(5)	400	400	Nil	0%
Maria Kouyoumijian(5)	400	400	Nil	0%
Elizabeth Condax(5)	800	800	Nil	0%
Fotini Gassios(5)	800	800	Nil	0%
Dem Condax(5)	400	400	Nil	0%

Name of Selling Stockholder	Shares Owned By the Selling Stockholder Before the Offering(1)	Total Shares Offered in the Offering	Number of Shares To Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2),(3)
Nicolas Roussakis(5)	400	400	Nil	0%
Jacob Melnick(5)	800	800	Nil	0%
Allan Dere(5)	800	800	Nil	0%
John Kefallinos(5),(8)	400	400	Nil	0%
David Senecal(5)	400	400	Nil	0%
Nicolas Ross(5)	600	600	Nil	0%
Michel Senecal(5)	400	400	Nil	0%
Vartanoush Hakoyan(5)	400	400	Nil	0%
George Condax(5)	800	800	Nil	0%
Boghos Hakoyan(5)	500	500	Nil	0%
Totals	533,500	533,500	Nil	0%

Notes

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of our common stock. Shares of our common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)	Based on 3,893,600 shares of our common stock issued and outstanding as of December 22, 2009.

(4)	The respective selling stockholders acquired their respective shares on February 7, 2009 at a price of $0.01 per share.

(5)	The respective selling stockholders acquired their respective shares on April 23, 2009 at a price of $0.25 per share.

(6)	Yeranouhi Hakeoyan Palakian is Asbed Palakian’s mother, who lives at a different address.

(7)	Karnoue Kaprielian is Asbed Palakian’s mother-in law, who lives at a different address.

(8)	John Kefallinos is Constantina Kefallinos’s brother, who lives at a different address.

Plan of Distribution

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be quoted or listed, in privately negotiated transactions or otherwise. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Because there is currently no public market for our common stock, the selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.30 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. We cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange. The shares of our common stock being offered for resale pursuant to this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

9.	a combination of any aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of his or her shares of our common stock to any pledgee, donee or other transferee, we intend to amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his or her broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to the registration statement of which this prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. In addition, a post effective amendment to the registration statement of which this prospectus forms a part will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M under the Securities Exchange Act of 1934.

The anti-manipulation provisions of Regulation M will apply to purchases and sales of shares of our common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares being offered pursuant to this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of our common stock is to be made on terms materially different from the information set forth in this “Plan of Distribution”, then a post effective amendment to the registration statement of which this prospectus forms a part must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of our common stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock. In addition, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

All expenses for the prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this prospectus.

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of December 22, 2009 , there were 3,893,600 shares of our common stock issued and outstanding held by 41 holders of record of our common stock. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. According to our bylaws, generally, when a quorum is present or represented at any meeting of our stockholders, the vote of the holders of a majority of our common stock present in person or represented by proxy is sufficient to elect members of our board of directors or to decide any question brought before such meeting, subject to any voting rights granted to holders of any preferred stock. According to our bylaws, generally, the holders of at least 10% of our common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitutes a quorum at all meetings of our stockholders for the transaction of business, subject to any voting rights granted to holders of any preferred stock. According to our bylaws, generally, any action which may be taken by the vote of our stockholders at a meeting may be taken without a meeting if authorized by the written consent of our stockholders holding at least a majority of the voting power. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our bylaws provide that our board of directors, by a majority vote of our board of directors at any meeting may amend our bylaws, including bylaws adopted by our stockholders, but our stockholders may specify particular provisions of our bylaws, which must not be amended by our board of directors. Also our bylaws provide that any action required or permitted to be taken at any meeting of our board of directors may be taken without a meeting if a written consent thereto is signed by all members of our board of directors and such written consent is filed with the minutes of the proceedings of our board of directors.

Preferred Stock

Our preferred stock may be divided into and issued in series. Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of our preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of our preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends must accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)	the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of our preferred stock or series thereof must have voting rights, such preferred stock or series must vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the state of Nevada.

We must not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of our common stock or other class of stock junior to our preferred stock as to dividends or upon liquidation) in respect of our common stock, or other class of stock junior to our preferred stock, nor must we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of our preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of our preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of our preferred stock, as fixed by our board of directors.

In the event of the liquidation of our company, holders of our preferred stock must be entitled to receive, before any payment or distribution on our common stock or any other class of stock junior to our preferred stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of our company, nor any consolidation or merger of our company, must be deemed to be a liquidation.

Warrants

There are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

There are no outstanding options to purchase our securities. We may, however, grant such options and/or establish an incentive stock option plan for our directors, executive officers, employees and consultants in the future.

Convertible Securities

There are no outstanding securities convertible into shares of our common stock or rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Change in Control

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or subsidiary, such as merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

Experts and Counsel

The financial statements of our company included in this prospectus have been audited by Malone & Bailey, P.C. of Houston, Texas, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company

Description of Business

We were incorporated in the state of Nevada on December 2, 2008. Our wholly-owned subsidiary, Passport Arts Inc., was incorporated in the province of Quebec, Canada on December 10, 2008.

Our Current Business

We are in the business of selling artworks through the Internet. We procure artworks from emerging artists working primarily in the Caucasus and Central Asia for sales in developed art markets like the United States, the United Kingdom, Europe, and Canada and, in future expansion, developing art markets including Russia and China. Through our subsidiary, Passport Arts Inc., incorporated in the province of Quebec, Canada, we operate our primary sales vehicle, passportarts.com, and provide artists from underrepresented countries of the art world a high-profile, cost-efficient means to transact with art collectors worldwide. Our business is located in Montreal, Canada, but we intend to serve a clientele base worldwide through our current and future operating partners.

Capitalization

On December 2, 2008, we issued an aggregate of 3,018,850 shares of our common stock to Asbed Palakian, our president, chief executive officer, secretary, treasurer, and one of our directors, and Constantina Kefallinos, one of our directors, at $0.001 per share for gross proceeds of $3,018.85. On January 20, 2009, we issued 131,250 shares of our common stock to Hasmik Ginoyan, our vice-president, procurement, at $0.001 per share for gross proceeds of $131.25. We issued these “seed shares” following incorporation and prior to commencement of our business.

On February 7, 2009, we issued 725,000 shares of our common stock to six investors at a price of $0.01 per share for gross proceeds of $7,250. We issued these shares at $0.01 following the issuance of the seed shares and the entry into an online marketing and sales agreement with Seven Arts Ltd. However, our business was not as developed as at the time we conducted the later April 2009 offering.

On April 23, 2009, we issued 18,500 shares of our common stock to 32 investors at a price of $0.25 per share for gross proceeds of $4,625. By the time we began this offering, we already had digital images of the paintings and a working draft of the website to show to the investors. Therefore, our business was more developed than at the time of the earlier offerings.

Our Products

We showcase artworks in an online gallery located at passportarts.com, which was launched in July 2009. Initially we are focusing procurement of artworks from the countries of the Caucasus: Armenia, Georgia, Nagorno-Karabakh, and the Black Sea region of Russia. Presently there are approximately 150 pieces of artworks available at passportarts.com. Artworks range in price from $300 to $10,000. As a showcase for contemporary art, passportarts.com allows users to create their own personal galleries for viewing and engages art buyers in the acquisition process. From initial searching through artworks to carrying through to purchase, we believe that passportarts.com is accessible to expert and novice art buyers alike.

We offer art aficionados works they might otherwise never see. We believe that our on-the-ground network of artists combined with a user-friendly but tech-savvy online showcase make us different from our competition. The online gallery at passportarts.com provides an engaging experience for both experienced and beginner art collectors. We believe that the artworks exhibited on the site is difficult, if not impossible, to find elsewhere as artists of these regions live and work in small, often isolated areas. We believe that while these artists are rich in talent, few possess the kind of marketing resources to drive sales of their work outside the boundaries of their home countries. The lack of online connectivity to artists of the Caucasus and Central Asia provides us an opportunity to be first in the market of exhibiting their works outside the boundaries of their home countries.

Operational Structure

We have established—and intend to continue to establish—relationships with art professionals in strategic regions around the world who can, through their expertise, source and nurture relationships with artists to develop our business. Currently, we have an online marketing and sales agreement with Seven Arts Ltd., a company incorporated in Armenia, which handles the logistics of procurement and shipment of artworks from the Caucasus and Central Asia. We facilitate the sale of artwork to a buyer while Seven Arts fulfills the order by working with the artist to dispatch the artwork. We contain costs by having artwork shipped directly from artist to buyer without having to carry inventory. In addition, we have an online marketing and sales agreement with Vasgen Degirmentas, an Armenian artist, whereby we agreed to market, promote, and sell the prints of Mr. Degirmentas’s original photographs.

As a result, except for our online marketing and sales agreement with Mr. Degirmentas, we do not have direct agreements with artists but transact with artists through Seven Arts. We hold the exclusive right for online sales for the artworks which artists supply through contract with Seven Arts. According to the terms of our online marketing and sales agreement, Seven Arts (and not our company) is liable for damage to or loss of artwork during transit to the buyer. Artworks are delivered via the Express Mail Service (EMS). EMS routing is found throughout all regions of the Caucasus and Central Asia, including rural locales.

The sales model for a Passport Arts transaction is as follows:

Customer Service

We guarantee 100% buyer satisfaction through a 14-day unconditional return policy. If, for any reason, the customer is unhappy with his or her purchase, it can be returned for a full refund, provided that the work is returned to the country of origin in its original condition. The buyer is responsible for the cost of the return shipping but will not be charged any return or restocking fees by us. We believe that this level of customer service satisfaction is rare for any online art dealer and that it will be a point of marked differentiation from our competitors.

Target Markets

We have three target markets: shared-ethnicity buyers, affinity buyers, and discerning buyers:

  Shared-ethnicity buyers are defined as expatriates of the same ethnic ancestry as an artist whose artwork is sold through us but who reside outside of that country, e.g. Armenian buyers living outside of Armenia who purchase Armenian artwork from us;

  Affinity buyers are defined as former residents and visitors of an area where we procure artworks. Assuming a positive experience during their stay in that region, these art patrons could be expected to have a high affinity for the artworks from that country or region; and

  Discerning buyers are defined as art buyers worldwide who seek high-quality, rare international artworks.

We believe that the global contemporary art market is still developing and pushing out into new territory in pace with the economic growth of domestic economies. As such, we plan to continue to expand our gallery of offerings and increase the diversity of ethnic artistry therein. Growth opportunities also include launching parallel multilingual websites to serve French, Spanish, Russian and Chinese markets. Future growth may also involve product extensions of art-related products, such as licensed apparel, reproduction art, greeting cards, Giclées and so on.

Competition

We compete in a market that is highly competitive and expect competition to intensify in the future. We currently or potentially compete with a variety of companies, both the traditional brick-and-mortar galleries and online art dealers. Many of our competitors have significantly greater financial, technical, and marketing resources. Those that have established a presence on the Internet have already begun to establish a customer base and their brand. Many of these companies have existed for a longer period, have greater financial resources, and have established marketing relationships with leading manufacturers, strategic partners, and advertisers, and have secured greater presence in distribution channels. We believe there are also numerous other smaller entrepreneurial companies that are focusing on developing websites to market and sell artworks on the Internet that will compete directly with our website.

However, we believe that we have a competitive advantage over our competitors in some areas, as described below.

Traditional Galleries in Countries Where Our Artists Reside

There are several brick-and-mortar galleries in the countries where we procure artworks at which buyers could purchase artworks from the artists contracted by Seven Arts. Shared-ethnicity buyers, the first priority target market, who are visiting the land of their ancestry, for example, could purchase artworks directly from a gallery. Similarly, affinity buyers may also be present in person to make a purchase.

It is possible that this can become an advantage to us as buyers can ‘touch and feel’ the art but may not be ready to buy. At a later date, once they have had time to think through what could be a significant financial investment, they can then purchase that artist’s artworks through passportarts.com from the comfort and security of their own home.

As an additional edge over traditional galleries, our business model allows for an average mark-up of 25% on artworks—which we believe is significantly lower than the traditional gallery mark-up of between 50 to 100%. This provides a price-point advantage to us. In addition, we believe that our artists’ prices are less expensive than comparable works by artists residing in the United States or Canada which may also vie for our buyers’ attention.

Online Art Dealers

Though there are numerous online art dealers and virtual galleries on the Internet, only a few have similar artworks as we do and would target a similar buyer. In general, we believe that these online galleries fail to impress and none take a buyer from arrival on-site to completed purchase as in our sales model. The two most likely contenders for competition are assessed below:

  Roslin Gallery (www.roslin.com) - This is an unsophisticated website with an extensive inventory of Armenian art only. No prices are displayed nor can a buyer purchase online. Anyone wanting to know the price of particular work must send an inquiry by email and pay by cheque.

  Russian Art Gallery (www.russianartgallery.com) - Although it is an extensive site with artworks from the Caucasus region, Russia and the Ukraine, similar to our website, it seems to serve largely as a lead generator and is not intended to complete the purchase online. For the majority of artworks, a buyer must inquire by contacting the company thus complicating the transaction and likely resulting in lower conversion rates of browsers to buyers.

It is possible one of these competitors could improve its online sales approach and imitate our approach. However, we utilize three key organizational strengths to create a competitive advantage: 1) our existing access to hard-to-reach artists; 2) savvy promotion and buyer engagement through passportarts.com; and 3) exceptional customer service guaranteeing 100% buyer satisfaction. While competitors may be able to imitate one of those three key strengths, we do not believe that it is likely that they will be able to imitate all three and capture the synergy that we can exploit through our business model.

Intellectual Property

We own the domain name passportarts.com. Asbed Palakian, our president and chief executive officer, purchased the domain name on our behalf for a period of two years at a cost of $23.74. The domain name is renewable at any time. The website is hosted by Google App Engine, free of charge.

We intend to register “Passport Arts” as a trademark in Canada. We have conducted initial searches on the registrability of “Passport Arts” as a trademark and found there to be no conflicting prior marks. As a result of these searches, we have determined that registration is feasible. We intend to file a trademark application for “Passport Arts” for the registration in Canada and expect that this trademark application will take 16 to 20 months from filing to registration.

We are not aware that our services or proprietary rights infringe the proprietary rights of third parties. However, from time to time, we may receive notices from third parties asserting that we have infringed their trademarks, copyrights or other intellectual property rights. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing opportunities, require disputed rights to be licensed from others, or require us to cease the marketing or use of our website, any of which could have a material adverse effect on our business, operating results and financial condition.

Governmental Regulations

There are two aspects of our business which face significant governmental regulation or are likely to face such regulation: our sales offering via the Internet and laws and regulations regarding the sale of artworks in various countries.

Within the United States and Canada, the legal landscape for Internet privacy is new and rapidly evolving. Collectors and users of customer information over the Internet face potential liability for public disclosure of private information. Due to the increasing popularity and use of the Internet, it is likely that a growing number of laws and regulations will be adopted at the international, federal, state, local, and foreign levels relating to the Internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of services. Furthermore, if more stringent customer protection laws are imposed, additional burdens will be placed on those companies conducting business online. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet could harm our business.

We are also subject to certain laws and regulations regarding the sale of artworks in various countries, including import and export laws. Also sellers of retail art and collectibles are particularly susceptible to unscrupulous individuals selling forged or stolen goods. There are significant federal, state, foreign, and local penalties for merchants who sell forged or stolen goods, or goods that violate existing copyright interests. Although we intend to make an effort to insure that our supply of goods comes from reputable artists and sources, we may nevertheless be liable under these regulations for sales of such articles. Liability can include civil and criminal penalties, as well as forfeiture of the artworks without compensation. We may be able to insure against the costs of some, but not all of these regulations, but do not currently maintain such insurance. Liability under existing criminal or civil regulations for such sales could have a material, adverse impact on our business.

Employees

Our president, chief executive officer, secretary, treasurer, and one of our directors, Asbed Palakian, and our vice-president, procurement, Hasmik Ginoyan, are the only employees of our company. We contract with consultants, advisors and service providers as needed but, as a cost-containment measure, do not maintain administrative employees.

Description of Property

Principal Executive Offices

Our principal executive offices are located at 5147 Mountain Sights, Montreal, Quebec H3W 2Y1, Canada. We rent the 300 square foot offices from Lumisculpt Productions, Inc. at a monthly rent of CDN$1,000, including G.S.T. (General Sales Tax of 5%) Lumisculpt Productions Inc. is a company of which Asbed Palakian is the founder and principal. Also Mr. Palakian owns and controls Lumisculpt. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

Legal Proceedings

We know of no material pending legal proceedings to which our company or subsidiary is a party or of which any of their property is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any director, officer or affiliate of our company, or any registered or beneficial stockholder of our company, or any associate of any such director, officer, affiliate, or stockholder is a party adverse to our company or subsidiary or has a material interest adverse to our company or subsidiary.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market Information

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933.

Other than 533,500 shares of our common stock being offered pursuant to this prospectus, there are no shares of our common stock that is being, or have been publicly proposed to be, publicly offered by our company, the offering of which could have a material effect on the market price of our common stock.

Holders

There are currently 41 holders of record of our common stock. We do not currently have a transfer agent, but intend to appoint one as soon as practicable.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

We must not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of our common stock or other class of stock junior to our preferred stock as to dividends or upon liquidation) in respect of our common stock, or other class of stock junior to our preferred stock, nor must we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of our preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of our preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of our preferred stock, as fixed by our board of directors.

Other than as stated above, there are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Passport Arts Inc.
(A Development Stage Company)
Montreal, Quebec, Canada

We have audited the accompanying consolidated balance sheet of Passport Arts Inc. (A Development Stage Company) as of August 31, 2009 and the related consolidated statement of operations, cash flows, and stockholders’ deficit for the period from December 2, 2008 (date of inception) through August 31, 2009. These financial statements are the responsibility of Passport Arts’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Passport Arts Inc. as of August 31, 2009 and the results of their operations and their cash flows for the period from December 2, 2008 (date of inception) through August 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that Passport Arts Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Passport Arts Inc. is in the development stage and is yet to attain profitable operations which raise substantial doubt about the it’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Malone & Bailey, P.C.
www.malone-bailey.com
Houston, TX
October 26, 2009

PASSPORT ARTS INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
August 31, 2009

ASSETS
Current assets:
Cash	$16,577
Prepaid fees and expenses	2,000

Total current assets	$18,577

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	$15,384
Related party loan	24,492

Total current liabilities	39,876

Stockholders’ Deficit:
Preferred stock, $0.001 par value, 100,000,000 shares
authorized, -0- shares issued and outstanding
Common stock, $0.001 par value, 100,000,000 shares
authorized, 3,893,600 shares issued and outstanding	3,894
Additional paid in capital	11,131
Deficit accumulated during development stage	(36,324)

Total stockholders’ deficit	(21,299)

Total liabilities and stockholders’ deficit	$18,577

PASSPORT ARTS INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
From December 2, 2008 (Date of Inception) to August 31, 2009

Revenue	$2,516
Cost of Sales	1,417

Gross margin	1,099

Expenses:
General and administrative expenses	37,423

Net loss	$(36,324)

Basic and diluted net loss per common share	$(0.03)

Weighted average number of common shares outstanding	1,443,660

See summary of accounting policies and notes to financial statements.

PASSPORT ARTS INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
From December 2, 2008 (Date of Inception) to August 31, 2009

Cash Flows From Operating Activities:
Net loss	$(36,324)
Adjustments to reconcile net loss to net cash
used in operating activities:
Prepaids	(2,000)
Accounts payable and accrued liabilities	15,384

Net cash used in operating activities	(22,940)

Cash Flows From Financing Activities:
Proceeds from related party loan	24,492
Proceeds from common stock sales	15,025

Cash provided by financing activities	39,517

Net change in cash	16,577

Cash, Beginning of Period	-

Cash, End of Period	$16,577

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-
Income taxes paid	$-

See summary of accounting policies and notes to financial statements.

PASSPORT ARTS INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
From December 2, 2008 (Date of Inception) to August 31, 2009

			Additional	Deficit
	Common Stock		Paid-In	Accumulated during
	Shares	Par Value	Capital	Exploration Stage	Total

Common stock issued for cash at initial capitalization for $.001 per share

(December 2008 – January 2009)	3,150,100	$3,150	$-	$-	$3,150

Common stock issued for cash for $.01 per share (February 2009)	725,000	725	6,525	-	7,250

Common stock issued for cash for $.25 per share (April 2009)	18,500	19	4,606	-	4,625

Net Loss	-	-	-	(36,324)	(36,324)

Balance at August 31, 2009	3,893,600	$3,894	$11,131	$(36,324)	$(21,299)

See summary of accounting policies and notes to financial statements.

Passport Arts Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Note 1	Description of Business and Significant Accounting Policies

Passport Arts Inc. (“Passport Arts”) incorporated in the State of Nevada on December 2, 2008, Passport Arts’ wholly-owned subsidiary was incorporated in the province of Quebec, Canada on December 10, 2008. Passport Arts intends to sell artwork from an on-line gallery. Passport Arts procures artwork from artists working primarily in the Caucasus and Central Asia for sales in developed art markets like the US, UK and Canada.

At August 31, 2009, substantially all of Passport Arts assets and operations are located and conducted in Canada.

Summary of Significant Accounting Policies

a)	Development Stage

Passport Arts is a development stage company as defined in Financial Accounting Standards (“FAS”) No. 7, as it is devoting substantially all of its efforts to developing markets for its product and there have been no significant revenues from planned principal operations from inception through August 31, 2009. Consequently accumulated amounts are shown from the commencement of this development stage, December 2, 2008.

b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ significantly from those estimates.

c)	Cash and Cash Equivalents

For statement of cash flows purposes, Passport Arts considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

d)	Revenue Recognition

Passport Arts recognizes revenue in accordance with the criteria outlined in the Securities Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”) Revenue Recognition. Revenues are recognized when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This occurs at the expiration of our 14-day return period which begins on the date the item is received by our customer.

Passport Arts Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

e)	Web Site Costs

The Company accounts for web site costs maintenance with Statement of Position (“SOP”) No. 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use”, SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed” and EITF 00-2, “Accounting for Web Site Development Costs”. Accordingly web site development costs that are incurred during the application and web site infrastructure stage and the graphic and content development stages are capitalized.

The Company’s management has also determined that it is probable the project will be completed and the software will be used as intended. The capitalized costs of web site development will be amortized over three years on a straight-line basis upon completion of its development and commencement of its use.

Web site costs incurred during the planning stage and pre-operating stage are expensed as incurred. From inception through August 31, 2009, $4,438 was expensed as website development costs and reflected in general and administrative expense in the statement of operations.

f)	Income Taxes

Passport Arts uses the asset and liability method of accounting for income taxes pursuant to FAS No. 109 “Accounting for Income Taxes”. Under the assets and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Effective December 10, 2008, Passport Arts implemented FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes”. The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS No. 109. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax position.

g)	Basic Loss Per Share

Passport Arts reports basic loss per share in accordance with FAS No. 128, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the respective period presented in our accompanying financial statements. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants). At August 31, 2009, Passport Arts had no outstanding common stock equivalents.

Passport Arts Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

h)	Stock based compensation

Passport Arts recognizes stock based compensation under SFAS No. 123(R). SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Passport Arts accounts for non-employee share-based awards in accordance with EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquisition, or in Conjunction with Selling, Goods or Services.”

i)	Currency Translation

Passport Arts’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date in accordance with SFAS No. 52, “Foreign Currency Translation”. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Foreign currency transactions are primarily undertaken in Canadian dollars. Passport Arts has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. As of August 31, 2009, foreign currency translations were nominal.

j)	Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Note 2	Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that Passport Arts will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should Passport Arts be unable to continue as a going concern. At August 31, 2009, Passport Arts had not yet achieved profitable operations, has accumulated losses since its inception and expects to incur further losses in the development of its business, all of which raise substantial doubt about Passport Arts’s ability to continue as a going concern. Passport Arts’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Note 3	Income Taxes

The Company uses the asset and liability method of accounting for deferred income taxes wherein deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes at rates expected to be in effect when the differences are realized. During fiscal 2009, the Company incurred net losses and therefore has no current tax liability. The net deferred tax asset generated by The Company’s net operating loss carry-forwards has been fully reserved. The cumulative net operating loss carry-forward is approximately $36,000 at August 31, 2009 and expire approximately seven years from when incurred.

Passport Arts Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

At August 31, 2009, deferred tax assets consisted of the following:

Deferred tax assets
Net operating losses	$5,500
Less: valuation allowance	(5,500)

Net deferred tax assets	$-

Note 4	Related Party Loan

The loan is payable to the President of the Company and is unsecured, non-interest bearing and has no specific terms for repayment.

Note 5	Related Party Transactions

(a)	On December 2, 2008, the Company issued 2,887,500 shares of common stock to the President of the Company at $0.001 per share for cash proceeds of $2,888.

(b)	On December 2, 2008, the Company issued 131,250 shares of common stock to a director of the Company at $0.001 per share for cash proceeds of $131.

(c)	The President provides office premises to the Company at $850 per month. During the period August 31, 2009, rent of $7,227 was charged to operations.

(d)

Included in accounts payable and accrued liabilities is an amount of $7,227 due to the President of the Company for unpaid rent. The amount is unsecured, non-interest bearing and has no specific terms for repayment

(e)

Our current primary supplier of Artwork that we sell is Seven Arts, Ltd. a company controlled by a member of our management team. During the period August 31, 2009, $1,090 was charged by Seven Arts, Ltd. for the purchase of artwork sold. As of August 31, 2009, there is no amount due to Seven Arts, Ltd.

(f)

Through August 31, 2009, our officers and directors have not received compensation for their time and the company has determined the amount of time spent through August 31, 2009 is nominal and therefore no amounts have been recorded as compensation in the consolidated financial statements.

Note 6	Common Stock

(a)	On December 2, 2008 the Company issued 131,250 shares of common stock to a non-US person at $0.001 per share for cash proceeds of $131.

(b)	On December 2, 2008, the Company issued 2,887,500 shares of common stock to the President of the Company at $0.001 per share for cash proceeds of $2,888.

(c)	On January 20, 2009, the Company issued 131,250 shares of common stock to a director of the Company at $0.001 per share for cash proceeds of $131.

(d)	In February 2009, the Company issued 725,000 shares of common stock to non-US persons at $0.01 per share for cash proceeds of $7,250.

Passport Arts Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

(e)	In April 2009, the Company issued 18,500 shares of common stock to non-US persons at $0.25 per share for cash proceeds of $4,625.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

Because we are in the development stage and are yet to attain profitable operations, in their report on our financial statements for the period from December 2, 2008 (date of inception) to August 31, 2009, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.

The following discussion should be read in conjunction with our audited consolidated financial statements for the period from December 2, 2008 (date of inception) to August 31, 2009 and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors” beginning on page 4 of this prospectus.

Our audited financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Overview

We were incorporated in the state of Nevada on December 2, 2008. Our wholly-owned subsidiary, Passport Arts Inc., was incorporated in the province of Quebec, Canada on December 10, 2008.

We are in the business of selling artworks through the Internet. We procure artworks from emerging artists working primarily in the Caucasus and Central Asia for sales in developed art markets like the United States, the United Kingdom, Europe, and Canada and, in future expansion, developing art markets including Russia and China. Through our subsidiary, Passport Arts Inc., incorporated in the province of Quebec, Canada, we operate our primary sales vehicle, passportarts.com, and we showcase artworks in an online gallery located at that website. Artworks range in price from $300 to $10,000.

Our business is located in Montreal, Canada, but we intend to serve a clientele base worldwide through our current and future operating partners. We have established—and intend to continue to establish—relationships with art professionals in strategic regions around the world who can, through their expertise, source and nurture relationships with artists to develop our business. We depend on our Vice-president, Procurement, Hasmik Ginoyan, who is also Director of Exhibitions at the National Gallery of Armenia to use her extensive contacts throughout the Caucasus and Central Asia to establish relationships directly with artists or art professional like herself who will source unique and undiscovered artists in their respective regions to showcase on PassportArts.com.

In order to be profitable, we need to grow and expand our product offering. Currently we have approximately 150 artworks for sale. We will need to significantly increase that number in order to offer something for everyone. As well, we will need to offer lower-cost products such as poster reproductions from the original art to supplement revenue. We will need to translate the site to other major languages like French, Spanish, Chinese and Russian in order to reach more potential buyers. To accommodate these future initiatives, our website must be able to handle the larger product offering and increased traffic.

Business Developments

Initially we are focusing procurement of artworks from the countries of the Caucasus: Armenia, Georgia, Nagorno-Karabakh, and the Black Sea region of Russia. Presently there are approximately 150 pieces of artworks available on passportarts.com. In the next three to five years, our goal is to offer over 1,000 paintings, photographs and sculptures on passportarts.com from over a dozen countries including Ukraine, Belarus, Kyrgyzstan, Kazakhstan, Moldova, Azerbaijan, Turkmenistan, Tajikistan, Chechnya and Uzbekistan.

For the initial phase beginning in July 2009, we had a soft launch of our website, passportarts.com. A soft launch signifies that although the site was up and running, we chose not to promote the site to the general public until all bugs in the website were worked out and any usability issues were resolved using a small group of testers comprised of friends and family. Building on that launch, we are seeking listings on various web directories and refining search engine optimization/meta tags to increase page ranking in organic searches.

In September 2009, we conducted a public relations campaign to over 400 art critics, art writers, and art magazines in the United States, Canada and Europe to raise our profile within the existing contemporary art community. We used the services of Arts Media Contact, an art press directory and contact service to distribute our press releases (www.artsmediacontacts.com). As well, we created journalistic content to promote our company and submitted them to several article syndication sites such as www.goarticles.com, www.articlesbase.com, www.articleblast.com and others. Syndication sites essentially offer free advertising space to marketers who provide them with content, much like an online advertorial.

In January 2010, we plan to direct our marketing efforts to specific ethnic communities in the United States and Canada. We plan to target these communities through a combination of low-cost public relations and email campaigns. We have already begun sending news releases to the churches, newspapers and community organizations of our ethnic target markets in the United States and Canada. We may use opt-in email list providers in the United States and Canada such as www.listservice.com which can provide email addresses of Armenian, Georgian and Russian ethnic consumers in the United States. For example, 128,248 promotional emails to ethic Armenian consumers in the United States can be sent for $1,500 per transmission. If our resources allow, we may purchase a highly targeted opt-in email list to proven art buyers in the United States through Marigold Technologies for the purpose of reaching our “discerning buyers” segment.

Since the launch of our website in July 2009, we have collected hundreds of email addresses from people around the world who have visited our site. In 2010, we plan to develop a monthly online newsletter as a mechanism to pull users back to passportarts.com.

In mid-2010, resources allowing, we intend to begin paid search campaigns through Google AdWords to increase traffic to the site. We also intend to develop an affiliate program through Clickbank.com and their network of 100,000 affiliates to offer compensation to drive buyers to passportarts.com. Also in mid-2010, we plan to launch French and Spanish parallel sites to passportarts.com. By the end of 2010, we plan to launch Russian and Chinese parallel sites to passportarts.com to better penetrate into these two growing art markets.

Seven Arts Ltd.

Currently, we have an online marketing and sales agreement with Seven Arts Ltd., a company incorporated in Armenia, which handles the logistics of procurement and shipment of artworks from the Caucasus and Central Asia. Seven Arts’ through its principal, Hasmik Ginoyan is well-known in the art circles of the region. They have organized extensive exhibitions to present and sell Caucasian artworks globally in regions including the Middle East, Australasia, North America and Europe. Seven Arts’ network of artist contacts is extensive throughout the Caucasus and Central Asia. In addition, Seven Arts Ltd. is the publisher of a leading art periodical in the Caucasus entitled “Armenian Art Magazine”, which is distributed world-wide and is published in Armenian, English and French.

We facilitate the sale of artwork to a buyer while Seven Arts fulfills the order by working with the artist to dispatch the artwork. We contain costs by having artwork shipped directly from artist to buyer without having to carry inventory. As a result, we do not have direct agreements with artists in these regions but transact with artists through Seven Arts. We hold the exclusive right for online sales for the artworks which artists supply through contract with Seven Arts. According to the terms of our online marketing and sales agreement, Seven Arts (and not our company) is liable for damage to or loss of artwork during transit to the buyer.

Pursuant to the online marketing and sales agreement that we entered into with Seven Arts, Seven Arts and our company agreed to agree upon the retail price for each piece of artworks to be sold via our website at the time that we agree to market and sell such artworks on our website. We retain the final word on the determination of the retail price and the decision to display the artwork. We are to earn an average profit of 25% of the retail price, and we are to forward the rest of the retail price plus applicable costs for shipping, taxes, tariffs, customs and levies received from a buyer to Seven Arts.

Recently we have also initiated discussions directly with artists who also live in the Caucasus and Central Asia region in the hope of entering into purchase agreements with them. Although we expect Seven Arts to remain the linchpin of our procurement efforts in the Caucasus and Central Asia, we foresee initiating and completing other such direct agreements with artists as the situation sees fit. Whomever the agreement is with, be it a third party or directly with the artist, we expect that our four basic tenets will always remain the same.

  We will not pre-buy or carry any inventory;

  We have final say on the price;

  The artist or third party is responsible to package and deliver the artworks safely to the consumer; and

  The artist or third party must abide by our 14-day unconditional guarantee.

Vasgen Degirmentas

Effective May 20, 2009, we entered into another online marketing and sales agreement with Vasgen Degirmentas, an Armenia artist. Pursuant to the online marketing and sales agreement, we agreed to use our commercially reasonable efforts to market, promote, and sell the prints of Mr. Degirmentas’s original photographs and to solicit orders via our website for the purchase of the prints of these photographs. Mr. Degirmentas will retain the copyright of these photographs. We agreed to pay $100 to Mr. Degirmentas for each print ordered, exclusive of all applicable sales, exercise taxes, and all shipping, and we agreed to set the retail price of each print on our website at our discretion.

Upon receiving a buyer’s order and payment, we agreed to promptly notify Mr. Degirmentas of what print has been purchased and Mr. Degirmentas agreed to arrange for the shipment of the print directly to the buyer.

Mr. Degirmentas agreed that all risk relating to the loss, destruction or damage of the purchased print will remain with him until the purchased print has arrived and been safely unloaded at the buyer’s specified address.

Mr. Degirmentas agreed that the title to the purchased print will pass from him to a buyer at the time when the purchased print is received by the buyer, and agreed to abide by our 14-day money-back guarantee.

Sources of Revenue

We generate revenue by selling artworks showcased in an online gallery located at our website, passportarts.com. Currently, the sales of the artworks from Seven Arts account for approximately 65% of our total sales, while the sales of the prints of Vasgen Degirmentas’s photographs account for approximately 35% of our total sales. While we anticipate selling more prints of Mr. Degirmentas’s photographs than the artworks from Seven Arts, we anticipate that we will generate more cash from selling the artworks from Seven Arts than from selling the prints of Mr. Degirmentas’s photographs because of the differences in retail price.

If our existing relationship with Seven Arts or Vasgen Degirmentas deteriorates or is terminated in the future, and we are not successful in establishing a relationship with an alternative supplier at prices and products currently offered by Seven Arts Ltd. or Vasgen Degirmentas, our results of operations could be adversely affected. In addition, a significant decline in the financial condition of Seven Arts Ltd. or Vasgen Degirmentas, a material rise in their prices or a reduction in the number of products currently available from them could adversely affect our results of operations. In order to reduce our reliance on Seven Arts or Vasgen Degirmentas, we need to identify greater sources of artwork to offer to our customers. It is not known whether we will be able to identify such sources.

In order to be successful, we need to attract and retain a high volume of online customers to our website at a reasonable cost. We may not be able to convert a large number of customers from traditional shopping methods to online shopping for artworks and as a result may never achieve widespread customer acceptance of shopping for artworks online. Specifically, customers may not wish to change the way they purchase artworks and may feel it is necessary to view the actual artworks rather than pictures before purchasing them. In addition, customers may not be willing to make orders online due to perceived security issues or pricing that does not meet customer expectations. As a result we may never drive sufficient revenues from our operations in order to become a profitable enterprise. In order to increase our customer base, we plan to increase our marketing efforts, but it is not known whether our efforts can lead to the increased customer base to make our company profitable.

Demand for artworks is affected by the general economic conditions in the United States and Canada. When economic conditions are favorable, management expects purchases of non-essential items like artworks to increase, and therefore expects our revenue to increase. When economic conditions are less favourable, management expects sales of artworks to be lower. Therefore, any significant economic downturn could have a material adverse effect on our financial condition and results of operations.

The fluctuations in United States dollar can have a favorable or unfavorable impact on our future net sales and revenues. All transactions on our website are in United States dollars. However, because our clientele is based around the world, the relationship between their currency and United States dollar is an influencing factor on our future sales.

Results of Operations

From December 2, 2008 (Date of Inception) to August 31, 2009

The following table summarizes our operating results for the period from December 2, 2008 (date of inception) to August 31, 2009:

From December 2, 2008
(Date of Inception) to
August 31, 2009
Revenue	$2,516
Expenses	$37,423
Net Loss	$36,324

During the period from December 2, 2008 (date of inception) to August 31, 2009, we generated revenues of $2,516 with cost of sales of $1,417, resulting in gross margin of $1,099. We generated revenues primarily from the sale of artwork through our website. The cost of sales primarily consisted of the artwork itself.

There are minimal revenues and management cannot offer any assurance that we will continue to generate revenues as our revenues are affected by factors such as the success of our marketing efforts, the size of our customer base, the number of the sources of artwork and general economic conditions.

During the period from December 2, 2008 (date of inception) to August 31, 2009, we incurred expenses of $37,423, entirely consisting of general and administrative expenses. Our general and administrative expenses primarily consisted of legal and accounting fees, rent and website construction. Initially, a significant portion of our expenses were attributed to one-time legal fees for the preparation of contracts and fees related to the preparation of the registration statement for the public offering of the shares of our common stock held by some of our stockholders.

Management anticipates expenses to rise over the foreseeable future as marketing expenses increase as a result of our efforts to increase our revenues. Beginning January 2010, we plan to increase our marketing efforts including directing our marketing efforts to specific ethnic communities in the United States and Canada. In mid-2010, we plan to launch French and Spanish parallel sites to passportarts.com. By the end of 2010, we plan to launch Russian and Chinese parallel sites to passportarts.com to better penetrate into these two growing art markets. Management also anticipates expenses to rise as we face increased professional costs from being a public company.

Since we only recently commenced business operations, management does not believe past performance is indicative of future performance.

Liquidity and Capital Resources

Working Capital

As at August 31,
2009
Current assets	$18,577
Current liabilities	39,876
Working capital (deficiency)	$(21,299)

As at August 31, 2009, we had cash of $16,577 and working capital deficit of $21,299. We have incurred operating losses since inception, and this is likely to continue in the foreseeable future.

We require funds to enable us to address our minimum current and ongoing expenses. Presently, our revenue is not sufficient to meet our operating and capital expenses. Management projects that we may require an additional $55,600 to fund our operating expenditures for the next twelve month period as follows:

Legal, audit and accounting fees	$24,000
Trademark expenses	2,000
Advertising expenses	15,000
Rents	9,600
Miscellaneous expenses	5,000
Total	$55,600

We anticipate that our cash on hand and the revenue that we anticipate generating going forward from our operations will not be sufficient to satisfy all of our cash requirements for the next twelve month period. We currently do not have committed sources of additional financing and may not be able to obtain additional financing, particularly, if the volatile conditions in the stock and financial markets persist. If we require any additional financing, we plan to raise any such additional capital primarily through equity financing and loans from our directors, provided that such funding continues to be available to our company. We plan to continue to seek additional funds from our directors to fund our day-to-day operations until equity financing can be pursued. We have no guarantee that our directors will continue to fund our day-to-day operations. The issuance of additional equity securities by our company may result in a significant dilution in the equity interests of our current stockholders. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing as required on a timely basis, we will not be able to meet certain obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Because we are in the development stage and are yet to attain profitable operations, in their report on our financial statements for the period from December 2, 2008 (date of inception) to August 31, 2009, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. We have not yet achieved profitable operations, have accumulated losses since our inception and expect to incur further losses in the development of our business, all of which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Directors, Executive Officers, Promoters, and Control Persons

Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. In general, our directors must be elected at the annual meeting of our stockholders. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Asbed Palakian	President, Chief Executive Officer, Secretary, Treasurer, and Director	51	December 2, 2008
Constantina Kefallinos	Director	48	December 2, 2008
Hasmik Ginoyan	Vice-President, Procurement	46	January 20, 2009

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Asbed Palakian, President, Chief Executive Officer, Secretary, Treasurer, and Director

Asbed Palakian has over 30 years experience in cutting edge media promotion, marketing and advertising. He is the founder of Lumisculpt Productions Inc. and has been its principal since 1980. Lumisculpt is a multimedia company that has provided services to world-renowned companies and individuals for over 25 years. Lumisculpt’s state-of-the-art production house is fully digital and consistently produces projects that illuminate, captivate and entertain. His diverse client roster includes Bombardier, Rolls Royce, Imperial Tobacco (BAT), Pfizer, Microsoft, Christian Dior, Estee Lauder, Standard Life, Ferrari, and many more international corporations.

Mr. Palakian has been our president, chief executive officer, secretary, treasurer, and one of our directors since our incorporation on December 2, 2008. Mr. Palakian provides executive oversight and strategic leadership to our company as well as manages the day-to-day operations. Mr. Palakian currently devotes approximately 40% of his working time to our company. However, if our operations increase, we expect him to increase the percentage of the working time he devotes to our company.

Constantina (Dina) Kefallinos, Director

Over the past 18 years Dina Kefallinos has developed progressively more senior levels of expertise in global logistics. During her tenure at Domtar Inc., she managed relocation policy and the complete in-house administration of over 250 top executive transfers throughout North America annually. She then joined Royal LePage Relocation Services Ltd where, for several years, she held a key position in government services overseeing a large staff, nearly half of whom were on-site at the Department of National Defense headquarters in Ottawa, Canada. Under her administration, the transfer of the highest military personnel on a national and international basis was ensured. She most recently joined Crown Worldwide Group, a global leader in relocation services, information management and high value logistics, as manager of Canadian corporate accounts.

In addition, Ms. Kefallinos shares both a personal and professional passion for excellence in art management. From 1999 to 2004, she applied her management expertise to the art world as co-owner of two art galleries in Montreal: Le Monde d’Art and La Boite d’Artiste. She exploits her expertise in both executive global logistics management and her experience in the art world through involvement in our procurement, contractual arrangements, negotiating and strategic decision-making.

From June 2002 to April 2006, Ms. Kefallinos was a consultant for Ward O’Farrel Consultants in Montreal, Quebec. From April 2006 to September 2008, she was a regional manager, government services, Quebec and National Capital Region, for Royal LePage Relocation Services in Montreal, Quebec. Since September 2008, she has been an account manager, Eastern Canada, for Crown Relocations in Montreal, Quebec.

Ms. Kefallinos has been one of our directors since our incorporation on December 2, 2008. Ms. Kefallinos currently devotes approximately 20% of her working time to our company. However, if our operations increase, we expect her to increase the percentage of the working time she devotes to our company.

Hasmik Ginoyan, Vice-President, Procurement

Hasmik Ginoyan received her certificate in Art Management from Harvard University. Since 1980, she has worked at the National Gallery of Armenia — one of the most important art galleries of the former Soviet Union—and is currently the Director of Exhibitions for the gallery. In that role she has organized extensive exhibitions to present and sell Caucasian artworks globally in regions including the Middle East, Australasia, North America and Europe. Her network of artist contacts is extensive throughout the Caucasus and Central Asia. In addition, since 2002, she has been the president of the art marketing company Seven Arts Ltd, which functions as one of our global operating partners. Seven Arts Ltd. is the publisher of a leading art periodical in the Caucasus entitled “Armenian Art Magazine”, which is distributed world-wide and is published in Armenian, English and French.

Ms. Ginoyan has been our vice-president, procurement since January 20, 2009. Ms. Ginoyan intends to use her existing comprehensive network of contacts to source artworks, contract with artists and arrange for dispatch to buyers. Ms. Ginoyan currently devotes approximately 30% of her working time to our company. However, if our operations increase, we expect her to increase the percentage of the working time she devotes to our company.

Family Relationships

There are no family relationships between our directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers, promoters, and controls persons have not been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

The following table shows the compensation received by our executive officers for the fiscal year ended August 31, 2009:

Summary Compensation Table – Fiscal Year Ended August 31, 2009

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Asbed Palakian President, Chief Executive Officer, Secretary, Treasurer, and Director(1)	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Hasmik Ginoyan Vice-President, Procurement(2)	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	Asbed Palakian was appointed as our president, chief executive officer, secretary, treasurer and one of our directors on December 2, 2008.

(2)	Hasmik Ginoyan was appointed as our vice-president, procurement on January 20, 2009.

Employment Agreements or Arrangements

We have not entered into any employment (or consulting) agreements or arrangements, whether written or unwritten, with our directors or executive officers since our inception.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Director Compensation

No director received or accrued any compensation for his or her services as a director since our inception.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 22, 2009 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers, and by our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Asbed Palakian 5147 Mountain Sights Montreal, Quebec H3W 2Y1 Canada	Common Stock	2,887,600	Direct	74.2%
Constantina Kefallinos 5147 Mountain Sights Montreal, Quebec H3W 2Y1 Canada	Common Stock	341,250	Direct	8.8%
Hasmik Ginoyan 5147 Mountain Sights Montreal, Quebec H3W 2Y1 Canada	Common Stock	131,250	Direct	3.4%
Directors and Executive Officers (3 – as a group)	Common Stock	3,360,100		86.3%

(1)	Based on 3,893,600 shares of our common stock outstanding as of December 22, 2009 .

Changes in Control

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

Transactions with Related Persons, Promoters, and Certain Control Persons, and Corporate Governance

Transactions with Related Persons, Promoters, and Certain Control Persons

Other than as disclosed below, there has been no transaction, since our inception on December 2, 2008, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On December 2, 2008, we issued 100 shares of our common stock to Asbed Palakian, our president, chief executive officer, secretary, treasurer, and one of our directors, and a beneficial owner of 74.2% of outstanding shares of our common stock, at $0.001 per share for gross proceeds of $0.10. On December 2, 2008, we issued 2,887,500 shares of our common stock to Mr. Palakian at $0.001 per share for gross proceeds of $2,887.50.

On December 2, 2008, we issued 131,250 shares of our common stock to Constantina Kefallinos, one of our directors, at $0.001 per share for gross proceeds of $131.25.

On January 20, 2009, we issued 131,250 shares of our common stock to Hasmik Ginoyan, our vice-president, procurement, at $0.001 per share for gross proceeds of $131.25.

On December 15, 2008, through our subsidiary, Passport Arts Inc., a Quebec corporation, we entered into an office rental agreement with Lumisculpt Productions Inc., a company of which Asbed Palakian is the founder and principal. Also Mr. Palakian owns and controls Lumisculpt. Pursuant to the office rental agreement, Lumisculpt agreed to provide us the office space at 5147 Mountain Sights, Montreal, Quebec H3W 2Y1, Canada, where our principal executive offices are located, and other office related services. We agreed to pay monthly rent of CDN$1,000, including G.S.T., together with all outstanding charges and disbursements, to pay interest of 2.0% per month on any invoiced charges, disbursements or service fees, including interest on interest charges which are outstanding for more than 30 days, and to pay any taxes or license fees assessed against us or that portion of the premises occupied by us as additional rent. The agreement is for a term of 12 months commencing on December 15, 2008 and thereafter on a month-to-month basis. The agreement may be terminated by Lumisculpt by giving one month’s clear written notice to us, or immediately for cause. The agreement may be terminated by us by giving two months clear written notice to Lumisculpt, following the six month term, provided, however, that all terms of the agreement have been complied with by us to Lumisculpt’s satisfaction.

Effective January 20, 2009, through our subsidiary, Passport Arts Inc., a Quebec corporation, we entered into an online marketing and sales agreement with Seven Arts Ltd. Seven Arts is owned and controlled by Hasmik Ginoyan, our vice-president, procurement. We agreed to pay Seven Arts $7,000 in consideration of the entry into this agreement by Seven Arts. The term of this agreement is 5 years from January 20, 2009, unless terminated earlier by either party or renewed upon the agreement of both parties.

Pursuant to the online marketing and sales agreement, Seven Arts agreed to use its commercially reasonable efforts to enter into consignment agreements with artists, whereby the artists will, among other things, grant Seven Arts an exclusive license to market and sell their artworks on the Internet for a six-month term, and renewable thereafter, and Seven Art agreed to grant us a partial assignment of its exclusive license under the consignment agreements such that we will be the sole Internet marketer and seller of the artists’ artworks. We agreed to use our commercially reasonable efforts to market, promote and sell the artworks and to solicit orders via the website for the purchase of the artworks. We have the final approval as to what artworks will be displayed on our website.

Pursuant to the online marketing and sales agreement, Seven Arts and we agreed to agree upon the retail price for each piece of artworks to be sold via our website at the time that we agree to market and sell such artworks on our website. We are to earn an average profit of 25% of the retail price, and we are to forward the rest of the retail price plus applicable costs for shipping, taxes, tariffs, customs and levies received from a buyer to Seven Arts. Upon receiving a buyer’s order for an artwork and payment of the retail price plus applicable costs for shipping, taxes, tariffs, customs and levies through our website, we must promptly notify Seven Arts what artwork has been purchased and Seven Arts must arrange for the shipment of the purchased artwork directly to the buyer. All risks relating to the loss, destruction, or damage of the purchased of artwork were agreed to remain with Seven Arts until the purchased artwork has arrived and been safely unloaded at the buyer’s specified address.

Promoter

The promoter of our company is Asbed Palakian.

Corporate Governance

Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of a corporation. Under that definition, Asbed Palakian is not an independent director because he is our president, chief executive officer, secretary, and treasurer, but Constantina Kefallinos is an independent director.

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly and current reports with the Securities and Exchange Commission. Such filings will be available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

533,500 Shares

PASSPORT ARTS INC.

Common Stock

End of
Prospectus

_____________, 2009

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No such expenses will be borne by the selling stockholders. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$8.93

Accounting fees and expenses	$25,000

Legal fees and expenses	$25,000

Transfer agent and registrar fees	$5,000

Miscellaneous expenses	$5,000

Total	$60,008.93

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our articles of incorporation provide that we must indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

Our bylaws also provide that we must indemnify and hold harmless to the fullest extent legally permissible under the general corporation law of the state of Nevada every person who was or is a party or is threatened to be made a part to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for our benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

Our bylaws also provide that our board of directors may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as our representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person.

Recent Sales of Unregistered Securities

On December 2, 2008, we issued 100 shares of our common stock to Asbed Palakian, our president, chief executive officer, secretary, treasurer, and one of our directors at $0.001 per share for gross proceeds of $0.10. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On December 2, 2008, we issued 2,887,500 shares of our common stock to Asbed Palakian, our president, chief executive officer, secretary, treasurer, and one of our directors, at $0.001 per share for gross proceeds of $2,887.50. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Mr. Palakian represented that he was not a “U.S. person” as that term is defined in Regulation S.

On December 2, 2008, we issued 131,250 shares of our common stock to Constantina Kefallinos, one of our directors, at $0.001 per share for gross proceeds of $131.25. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Ms. Kefallinos represented that she was not a “U.S. person” as that term is defined in Regulation S.

On January 20, 2009, we issued 131,250 shares of our common stock to Hasmik Ginoyan, our vice-president, procurement, at $0.001 per share for gross proceeds of $131.25. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Ms. Ginoyan represented that she was not a “U.S. person” as that term is defined in Regulation S.

On February 7, 2009, we issued 725,000 shares of our common stock to six subscribers at a price of $0.01 per share for gross proceeds of $7,250 in offshore transactions relying on Rule 903 of Regulation S of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. person” as that term is defined in Regulation S. As of October 9, 2009, Hrant Isbeceryan, one of the subscribers in this offering, entered into a transfer agreement with Constantina Kefallinos, one of our directors, to sell 210,000 shares of our common stock at the same price that Mr. Isbeceryan acquired the shares from our company. The transfer of the shares was an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On April 23, 2009, we issued 18,500 shares of our common stock to 32 subscribers at a price of $0.25 per share for gross proceeds of $4,625 in offshore transactions relying on Rule 903 of Regulation S of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. person” as that term is defined in Regulation S.

Exhibits

Exhibit
Number	Description
(3)	Articles of Incorporation and Bylaws
3.1(1)	Articles of Incorporation
3.2(1)	Bylaws
(5)	Opinion regarding Legality
5.1 (2)	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1(1)	Subscription Agreement between our company and Asbed Palakian
10.2(1)	Subscription Agreement between our company and Constantina Kefallinos
10.3(1)	Subscription Agreement between our company and Hasmik Ginoyan
10.4(1)	Form of Subscription Agreement used in private placement offerings that closed on February 7, 2009 and April 23, 2009
10.5(1)	Office Rental Agreement dated December 15, 2008 between Passport Arts Inc., a Quebec corporation, and Lumisculpt Productions Inc.
10.6(1)	Online Marketing and Sales Agreement dated January 20, 2009 between Passport Arts Inc., a Quebec corporation, and Seven Arts Ltd.
10.7(1)	Online Marketing and Sales Agreement dated May 20, 2009 between Passport Arts Inc. and Vasgen Degirmentas
(21)	Subsidiaries
21.1*	Subsidiary List
(23)	Consents of Experts and Counsel
23.1*	Consent of Malone & Bailey, P.C.
23.2 (2)	Consent of Clark Wilson LLP (included in Exhibit 5.1)

*Filed herewith.

(1) Incorporated by reference from our Registration Statement on Form S-1 filed on October 26, 2009.

(2) To be filed by amendment.

Undertakings

The undersigned registrant hereby undertakes:

1.        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.        To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Province of Quebec, Canada, on December 23, 2009.

PASSPORT ARTS INC.

By:

/s/ Asbed Palakian
Asbed Palakian
President, Chief Executive Officer, Secretary, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date: December 23, 2009

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Asbed Palakian
Asbed Palakian
President, Chief Executive Officer, Secretary, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date: December 23, 2009

/s/ Constantina Kefallinos
Constantina Kefallinos
Director
Date: December 23, 2009